Exhibit 21
SUBSIDIARIES OF THE COMPANY

AFP (Shanghai) Limited	China
AFPTOH, LTD	Texas
Air Ride Pallets Hong Kong Limited	Hong Kong
A.P.S. (Holdings) Limited	United Kingdom
APS Verwaltungs-GmbH	Germany
Austin Foam Plastics, Inc. (dba AFP, Inc.)	Texas
Automated Packaging Systems Asia Holding Company Limited	Hong Kong
Automated Packaging Systems Comerciale Importacao do Brasil Ltda.	Brazil
Automated Packaging Systems Europe	Belgium
Automated Packaging Systems GmbH & Co. KG	Germany
Automated Packaging Systems Limited	United Kingdom
Automated Packaging Systems Southeast Asia Co., Ltd.	Thailand
Automated Packaging Systems, LLC	Ohio
B+ Equipment SAS	France
Beacon Holdings, LLC	Delaware
Blue Dot Packaging Pty Ltd.	Australia
BluPack (New Zealand)	New Zealand
Cactus (Shanghai) Trading Co., Ltd.	China
Ciras C.V.	Netherlands
Cryovac (Malaysia) SDN. BHD	Malaysia
Cryovac Brasil Ltda.	Brazil
Cryovac Holdings II, LLC	Delaware
Cryovac International Holdings Inc.	Delaware
Cryovac Leasing Corporation	Delaware
Cryovac Londrina Ltda.	Brazil
Cryovac Packaging Portugal - Embalagens, Ltda.	Portugal
Cryovac, LLC*	Delaware
Cryovac-Sealed Air de Costa Rica S.R.L.	Costa Rica
Diversey J Trustee Limited	United Kingdom
Diversey Trustee Limited	United Kingdom
Entapack Pty. Ltd.	Australia
Fagerdala (Chengdu) Packaging Co., Ltd	China
Fagerdala (Shanghai) Foams Co. Ltd.	China
Fagerdala (Shanghai) Polymer Co. Ltd.	China
Fagerdala (Suzhou) Packaging Co. Ltd.	China
Fagerdala (Thailand) Limited	Thailand
Fagerdala (Xiamen) Packaging Co. Ltd.	China
Fagerdala Leamchabung Limited	Thailand
Fagerdala Malaysia Sdn Bhd	Malaysia
Fagerdala Mexico S.A. De C.V.	Mexico
Fagerdala Mexico Supply Chain S.A. De C.V.	Mexico
Fagerdala Packaging Inc. (Indiana)	Indiana
Fagerdala Singapore Pte Ltd	Singapore
Getpacking.com, GmbH	Switzerland
Invertol S. de R.L. de C.V.	Mexico
JSC Sealed Air Kaustik	Russia

Kevothermal Limited	United Kingdom
Kevothermal LLC	Delaware
KRIS Automated Packaging Systems Holding Company	Mauritius
KRIS Automated Packaging Systems Private Limited	India
Packaging C.V.	Netherlands
Pack-Tiger GmbH	Switzerland
Polyrol Limited	United Kingdom
Polyrol Packaging Systems, LLC	Ohio
Producembal- Producao de Embalagens, LTDA	Portugal
Reflectix, Inc.	Delaware
Saddle Brook Insurance Company	Vermont
Sealed Air (Asia) Holdings BV	Netherlands
Sealed Air (Barbados) S.R.L.	Barbados
Sealed Air (Canada) Co./CIE	Canada
Sealed Air (Canada) Holdings B.V.	Netherlands
Sealed Air (China) Limited	Delaware
Sealed Air (China) Co. Ltd.	China
Sealed Air (India) Limited	Delaware
Sealed Air (Israel) Ltd.	Israel
Sealed Air (Latin America) Holdings II, LLC	Delaware
Sealed Air (Malaysia) SDN. BHD.	Malaysia
Sealed Air (New Zealand)	New Zealand
Sealed Air (Philippines) Inc.	Philippines
Sealed Air (Singapore) Pte. Limited	Singapore
Sealed Air (Ukraine) Limited	Ukraine
Sealed Air Africa (Pty.) Limited	South Africa
Sealed Air Americas Manufacturing S. de R.L. de C.V.	Mexico
Sealed Air Argentina S.A.	Argentina
Sealed Air Australia (Holdings) Pty. Limited	Australia
Sealed Air Australia Pty. Limited	Australia
Sealed Air Australia Real Estate Pty Ltd	Australia
Sealed Air B.V.	Netherlands
Sealed Air Belgium N.V.	Belgium
Sealed Air Central America, S.A.	Guatemala
Sealed Air Chile SpA	Chile
Sealed Air Colombia Ltda.	Colombia
Sealed Air Corporation (US)	Delaware
Sealed Air Cyprus Ltd.	Cyprus
Sealed Air de Mexico Operations, S. de RL. de C.V.	Mexico
Sealed Air de Venezuela, S.A.	Venezuela
Sealed Air Denmark A/S	Demnark
Sealed Air Europe Holdings C.V.	Netherlands
Sealed Air Europe Holdings LP	Delaware
Sealed Air Finance B.V.	Netherlands
Sealed Air Finance II, LLC	Delaware
Sealed Air Finance Luxembourg S.a.r.l.	Luxembourg
Sealed Air Funding LLC	Delaware
Sealed Air General Trading LLC	United Arab Emirates
Sealed Air Global Holdings C.V.	Netherlands
Sealed Air Global Holdings I, C.V.	Netherlands

Sealed Air GmbH	Germany
Sealed Air GmbH	Switzerland
Sealed Air Hellas SA	Greece
Sealed Air Holding France SAS	France
Sealed Air Holdings (New Zealand) Pty. Ltd.	New Zealand
Sealed Air Holdings I, LLC	Delaware
Sealed Air Holdings South Africa Proprietary Limited	South Africa
Sealed Air Holdings, LLC	Delaware
Sealed Air Hong Kong Limited	Hong Kong
Sealed Air Hungary Ltd.	Hungary
Sealed Air International Holdings LLC	Delaware
Sealed Air Investment and Management (Shanghai) Co., Ltd.	China
Sealed Air Japan G.K.	Japan
Sealed Air Korea Limited	Korea
Sealed Air Limited	Ireland
Sealed Air Limited	United Kingdom
Sealed Air LLC	Delaware
Sealed Air Luxembourg S.a.r.l.	Luxembourg
Sealed Air Luxembourg (I) S.a.r.l.	Luxembourg
Sealed Air Luxembourg (II) S.a.r.l.	Luxembourg
Sealed Air Management Holding Verwaltungs GmbH	Germany
Sealed Air Multiflex GmbH	Germany
Sealed Air Netherlands (Holdings) I B.V.	Netherlands
Sealed Air Netherlands (Holdings) II B.V.	Germany
Sealed Air Netherlands (Holdings) III, B.V.	Netherlands
Sealed Air Netherlands Holdings V B.V.	Netherlands
Sealed Air Nevada Holdings Limited	Nevada
Sealed Air Norge AS	Norway
Sealed Air OY	Finland
Sealed Air Packaging (India) Private Limited	India
Sealed Air Packaging (Shanghai) Co., Limited	China
Sealed Air Packaging (Thailand) Co., Ltd.	Thailand
Sealed Air Packaging LLC	Delaware
Sealed Air Packaging Materials (India) LLP	India
Sealed Air Packaging S.L.U.	Spain
Sealed Air Peru S.A.C.	Peru
Sealed Air Polska Sp. Zoo	Poland
Sealed Air Pty Limited	Australia
Sealed Air S.r.l.	Italy
Sealed Air s.r.o.	Czech Republic
Sealed Air S.A S.	France
Sealed Air South Africa (Pty.) Ltd.	South Africa
Sealed Air Svenska AB	Sweden
Sealed Air Taiwan Limited	Taiwan
Sealed Air Uruguay S.A.	Uruguay
Sealed Air US Holdings (Thailand), LLC	Delaware
Sealed Air Venezuela Corporation	Delaware
Sealed Air Verpackungen GmbH	Germany
Shanklin Corporation	Delaware
SLD Air Packaging Paketleme Malzemeleri Ticaret Limited Sirketi	Turkey

TempTrip LLC	Delaware
TXAFP Asia Pacific, Ltd.	Texas
TXAFP GP LLC	Texas

*    Cryovac, LLC does business in certain states under the name “Sealed Air Shrink Packaging Division.”